UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Form 8-K that is furnished under “Item 2.02 Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 30, 2012, Advanced Energy Industries, Inc. announced via press release its financial results for the quarter ended March 31, 2012. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, Advanced Energy Industries, Inc. (the "Company") appointed Gordon Tredger, President of the Solar Energy business unit, effective immediately. Mr. Tredger joined the Company in December 2011 as Executive Vice President, Solar Energy business unit. Prior to joining the Company, Mr. Tredger was Executive Vice President of Operations in the Chemical Analysis Division of Bruker Daltontics, a leading provider of high-performance scientific instruments and solutions, from May 2010 through December 2010. From March 2006 through May 2010, Mr. Tredger was Vice President of Analytical Instruments at Varian, Inc., a leading worldwide supplier of scientific instrumentation that was acquired by Agilent Technologies in May 2010.
Mr. Tredger's annual base salary as President of the Solar Energy business unit is $260,000. Mr. Tredger is also eligible to participate in the Company's 2012-2014 long term incentive plan ("LTI Plan") which covers three one-year performance periods, and the short term incentive plan ("STI Plan") which covers annual performance periods, starting in 2012. The LTI Plan is a performance-based equity plan under the Company 2008 Omnibus Incentive Plan, as amended, with performance stock options and performance restricted stock units vesting based upon the return on net assets achieved by the Company during each year of the LTI Plan. The STI Plan provides the Company's executive officers and other key members of management who are selected to participate in the STI Plan with the opportunity to earn a cash bonus based on achievement of weighted performance metrics of revenue, operating income and cash flow for the Thin Films business unit, Solar Energy business unit and/or Company as a whole, as determined for each participant. The target bonus for Mr. Tredger is 75% of his base salary. On January 3, 2012, Mr. Tredger was granted 50,906 performance stock options and awarded 59,392 performance units for each performance period under the LTI Plan, which represent the maximum amount of such awards that may vest each year if the Company were to achieve the applicable annual stretch goal for return on net assets ("RONA"). This represents a total of 152,718  performance stock options granted and 178,176 performance restricted stock units awarded to Mr. Tredger for all three one-year performance periods.
     Mr. Tredger will report to Garry Rogerson, chief executive officer, and his employment is at will. Mr. Tredger previously entered into the Company's standard ethical and confidentiality agreements with the Company. He continues to be eligible for standard benefits.
     The Company and Mr. Tredger also entered into an Executive Change in Control Agreement, effective April 30, 2012 ("CIC Agreement"). The term of the CIC Agreement ends April 29, 2013, subject to automatic renewal for successive additional one-year periods. If the Company terminates Mr. Tredger's employment without Cause or if Mr. Tredger terminates his employment for Good Reason upon or within 6 months following a Change in Control (as such capitalized terms are defined in the agreement), then Mr. Tredger will be entitled to the following severance: (i) his then current base salary and target bonus, (ii) continuation of health benefits for up to 18 months, (iii) full vesting of all unvested equity awards, (iv) a payment equal to the contributions that would have been made for his benefit under the Company's retirement plans if his employment had continued for an additional 12 months; and (v) reimbursement for outplacement services up to $15,000. The summary of the CIC Agreement is qualified by reference to the text of the CIC Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are furnished pursuant to Item 2.02 and Item 5.02:
10.1	Executive Change in Control Agreement, dated April 30, 2012, by and among Advanced Energy Industries, Inc. and Mr. Tredger.
99.1	Press release dated April 30, 2012 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Danny C. Herron
Date: April 30, 2012	Danny C. Herron
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Change in Control Agreement, dated April 30, 2012, by and among Advanced Energy Industries, Inc. and Mr. Tredger.
99.1	Press release dated April 30, 2012 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2012.